Exhibit 10.6

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Escrow Agreement”) is made and entered into as of ________, 2020, by and between Diginex Limited, a Singapore public company limited by shares (f/k/a Digital Innovative Limited) (“Singapore NewCo”), Pelham Limited, a Hong Kong company, solely in its capacity as the representative of the stockholders of Singapore NewCo (the “Stockholders’ Representative”), and VStock Transfer, LLC, a California limited liability company (the “Escrow Agent”).

WHEREAS, Diginex Ltd., a Hong Kong company (the “Company”), the stockholders of the Company (the “Stockholders”), the Stockholders’ Representative and 8i Enterprises Acquisition Corp, a British Virgin Islands business company (“JFK”) entered into that certain Share Exchange Agreement dated July 9, 2019 (the “Agreement”);

WHEREAS, the Company, the Stockholders, the Stockholders’ Representative, Singapore NewCo, Digital Innovative Limited, a British Virgins Island business company (“BVI NewCo”) and JFK entered into that certain Amendment and Joinder Agreement to the Share Exchange Agreement dated October 8, 2019, providing for, among other things, the merger of BVI NewCo, with and into JFK, and as a result of the merger JFK shall be the surviving entity and wholly-owned subsidiary of Singapore NewCo (the “Amendment and Joinder”);

WHEREAS, the parties to the Share Exchange Agreement and the Amendment and Joinder entered into that certain Second Amendment to Share Exchange Agreement dated January 28, 2020 (the “Second Amendment”, and together with the Agreement and the Amendment and Joinder, the “Share Exchange Agreement”);

WHEREAS, pursuant to the terms and conditions of the Share Exchange Agreement, Singapore NewCo will issue 20,000,000 ordinary shares of Singapore NewCo to the Stockholders, of which amount 2,000,000 ordinary shares (the “Escrow Shares”) shall be deposited with the Escrow Agent on the date hereof in connection with Singapore NewCo’s obligations under Section 10.4 of the Share Exchange Agreement;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment; Defined Terms.

(a) Singapore NewCo and the Stockholders’ Representative hereby appoint VStock Transfer, LLC as the Escrow Agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

(b) All capitalized terms used, but not defined herein, shall have the respective meanings ascribed to such terms in the Share Exchange Agreement. The Escrow Agent shall act only in accordance with the terms and conditions contained in this Escrow Agreement and shall have no duties or obligations with respect to the Share Exchange Agreement.

2. Escrow Shares.

(a) Singapore NewCo agrees to deposit with the Escrow Agent the Escrow Shares on the date hereof. The Escrow Agent shall hold the Escrow Shares as a book-entry position registered in the name of the Stockholders of the Company as indicated on Exhibit A.

(i) With respect to any matter for which the Escrow Shares are permitted to vote, the Stockholders shall be entitled to vote the Escrow Shares to which they are entitled to and such Escrow Shares shall be taken into account in a quorum.

(ii) Any dividends, interest payments or other distributions of any kind made with respect to the Escrow Shares shall be deemed part of the Escrow Shares (the “Escrow Income”) and be delivered promptly to the Escrow Agent to be held in a bank account and be deposited in one or more non-interest-bearing accounts to be maintained by the Escrow Agent in the name of the Escrow Agent.

(iii) In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, the Escrow Shares under Section 2(a) above shall be appropriately adjusted on a pro rata basis and consistent with the terms of any applicable agreements.

3. Disposition and Termination. On the date that is twelve (12) months from the Closing Date (the “Release Date”), the Escrow Shares and Escrow Income shall be released by the Escrow Agent to the Stockholders less the number or amount of Escrow Shares equal to the amount of any losses from Claims (as defined in the Share Exchange Agreement) set forth in an Indemnification Notice (as defined in the Share Exchange Agreement) from Singapore NewCo with respect to any pending but unresolved claims for indemnification. Prior to the Release Date, the Stockholders’ Representative and Singapore NewCo shall jointly issue to the Escrow Agent a certificate executed by each of them instructing the Escrow Agent to release such number of Escrow Shares determined in accordance with this Section 3.

If any claims for Indemnification are to be satisfied by withholding part of or all of the Escrow Shares from the Stockholders on the Release Date, those Escrow Shares shall be forfeited and cancelled.

Any Escrow Shares released from the Escrow Account to the Stockholders’ Representative for distribution to the Stockholders shall be deemed fully paid Singapore NewCo Ordinary Shares as of the time of such release and no Stockholder shall be required to pay any additional amount (in cash or otherwise) to Singapore NewCo in connection with the receipt of fully paid Singapore NewCo Ordinary Shares as part of this Escrow Agreement.

If an Insolvency Event occurs at any time before the Release Date, the Escrow Shares shall, automatically and without any required action or payment on the part of the Stockholders, be deemed to be fully paid as of the time of the Insolvency Event and released from the Escrow Account to the Stockholders, to be dealt with in accordance with applicable insolvency laws and regulations. An “Insolvency Event” will be deemed to have occurred if (i) Singapore NewCo institutes proceedings to be adjudicated as insolvency, (ii) an application or order has been made or resolution passed for the winding-up, judicial management or administration or for the appointment of a liquidator, provisional liquidator or judicial manager of, Singapore NewCo, or (iii) an approval for any commencement, decision not to oppose or settlement of any case, proceeding or other action for insolvency, receivership, liquidation, dissolution, bankruptcy or similar proceeding of or on behalf of Singapore NewCo has been passed and Singapore NewCo provides written notice to Escrow Agent of such occurrence.

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4. Escrow Agent.

(a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between Singapore NewCo and any other person or entity, in connection herewith, if any, including without limitation the Share Exchange Agreement or nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Escrow Agreement. In the event of any conflict between the terms and provisions of this Escrow Agreement, those of the Share Exchange Agreement, any schedule or exhibit attached to this Escrow Agreement, or any other agreement between Singapore NewCo and any other person or entity, the terms and conditions of this Escrow Agreement shall control. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the applicable person without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Shares, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 10 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 10. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Shares nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(b) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to either party. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to either party. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing which eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction.

5. Succession.

(a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days’ advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect, provided that such resignation shall not take effect until a successor escrow agent has been appointed in accordance with this Section 5. If the parties hereto have jointly failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Shares and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 7 below. In accordance with Section 7 below, the Escrow Agent shall have the right to withhold, as security, an amount of shares equal to any dollar amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of this Escrow Agreement.

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(b) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

6. Compensation and Reimbursement. The Escrow Agent shall be entitled to compensation for its services under this Escrow Agreement as Escrow Agent and for reimbursement for its reasonable out-of-pocket costs and expenses, in the amounts and payable as set forth on Exhibit B. All amounts owed under the foregoing sentence shall be paid by Singapore NewCo. The Escrow Agent shall also be entitled to payment of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 7; provided, however, that such compensation, expenses, disbursements and advances shall not be paid from the Escrow Shares. The obligations of Singapore NewCo set forth in this Section 6 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Escrow Agreement.

7. Indemnity.

a)	The Escrow Agent shall be indemnified and held harmless by Singapore NewCo from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, except for expenses or losses arising from the Escrow Agent’s gross negligence or willful misconduct. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in the any state or federal court located in New York County, State of New York.

b)	The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

c)	The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel, in each case except to the extent that the Escrow Agent’s gross negligence or willful misconduct was the cause of any loss to either party.

d)	This Section 7 shall survive termination of this Escrow Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

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8. Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a) Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, parties hereto acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm identity, including without limitation name, address and organizational documents (“identifying information”). The parties hereto agree to provide the Escrow Agent with information and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b) The underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

9. Notices. All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier, or (iii) sent by facsimile or email, provided that the receipt of such facsimile or email is promptly confirmed, by telephone, electronically or otherwise, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to Singapore NewCo:

Diginex Limited
35/F Two International
Finance Street, Central
Hong Kong
Attention: Paul Ewing
Phone: +852 2248 0600
Email: paul.ewing@diginex.com

If to the Stockholders’ Representative:

Pelham Limited
c/o Diginex Limited
35F International Finance Centre
8 Finance Street
Central, Hong Kong
Attention: Miles Pelham
Facsimile No.: __________
Email: ________________

If to the Escrow Agent:

VStock Transfer, LLC
18 Lafayette Place
Woodmere, New York 11598
Attention: Chief Executive Officer
Facsimile: (646) 536-3179

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Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Escrow Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

10. Security Procedures. Notwithstanding anything to the contrary as set forth in Section 9, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution, including but not limited to any transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 3 of this Escrow Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Escrow Shares and Escrow Income, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to Singapore NewCo and the Stockholders’ Representative by the Escrow Agent in accordance with Section 9 and as further evidenced by a confirmed transmittal to that number.

(a) In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone with Singapore NewCo, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent.

(b) Assuming compliance with the provisions of this Escrow Agreement, Singapore NewCo acknowledges that the Escrow Agent is authorized to deliver the Escrow Shares and Escrow Income to the custodian account or recipient designated by Singapore NewCo and the Stockholders’ Representative in writing.

11. Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by opinion of legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

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12. Miscellaneous. Except for changes to transfer instructions as provided in Section 10, the provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the other parties hereto. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any other party hereto without the prior consent of all the other parties hereto. This Escrow Agreement shall be governed by and construed under the laws of the State of New York. Each of the parties hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of New York or United States federal court, in each case, sitting in New York County, New York. To the extent that in any jurisdiction any party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgment), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Escrow Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Escrow Agreement shall have no right to enforce any term of this Escrow Agreement. The parties represent, warrant and covenant that each document, notice, instruction or request provided by such party to the other party shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Escrow Agreement shall be enforced as written. Except as expressly provided in Section 7 above, nothing in this Escrow Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the other parties hereto any legal or equitable right, remedy, interest or claim under or in respect of this Escrow Agreement or the Escrow Shares and the Escrow Income escrowed hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

SINGAPORE NEWCO:

DIGINEX LIMITED

By:
Name:
Title:

STOCKHOLDERS’ REPRESENTATIVE:

PELHAM LIMITED,

solely in its capacity as the Stockholders’ Representative.

By:
Name:
Title:

ESCROW AGENT:

VSTOCK TRANSFER, LLC

By:
Name:
Title:

[Signature Page to Escrow Agreement]

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EXHIBIT A

[Enclosed separately.]

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EXHIBIT B

[Enclosed separately.]

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